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Exhibit 10.14

SEVENTEENTH AMENDMENT
TO THE
MANDALAY RESORT GROUP
EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

        This Seventeenth Amendment to the Mandalay Resort Group Employees' Profit Sharing and Investment Plan is made and entered into this 31ST day of December, 2002, but is effective as of January 1, 2002, except as otherwise provided herein, by Mandalay Resort Group (referred to hereinafter as the "Company").

W I T N E S S E T H:

        WHEREAS, the Company and the other Employers have previously adopted the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, which has been amended from time to time (as amended, the "Plan"); and

        WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to further amend the Plan; and

        WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to comply with recent changes in applicable law.

        NOW, THEREFORE, the Plan is hereby amended as follows:

I.

        Effective as of July 1, 2002, paragraph (m) of Article VI of the Plan is amended to read as follows:

        (m)    Catch-up Contributions.    Each Participant who is eligible to make elective deferrals under the Plan during the Plan Year and has attained the age of 50 before the close of the Plan Year shall be eligible to make "catch-up" contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. A "catch-up" contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay. Such "catch-up" contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such "catch-up" contributions.

        IN WITNESS WHEREOF, this Seventeenth Amendment has been executed as of the date first written above.

ATTEST:	MANDALAY RESORT GROUP
(CORPORATE SEAL)
/s/ YVETTE E. LANDAU Secretary	By:	/s/ GLENN SCHAEFFER President
"COMPANY"

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SEVENTEENTH AMENDMENT TO THE MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN